EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:	M. Keith Waddell
Vice Chairman, President and
Chief Financial Officer
(650) 234-6000

ROBERT HALF INTERNATIONAL INC. REPORTS REVENUES AND EARNINGS FOR THE SECOND QUARTER OF 2007

MENLO PARK, California, July 24, 2007—Robert Half International Inc. (NYSE symbol: RHI) today reported revenues and earnings for the second quarter ended June 30, 2007.

For the quarter ended June 30, 2007, net income was $72.7 million or $.44 per share, on revenues of $1.15 billion. Net income for the prior year’s second quarter was $68.7 million or $.39 per share, on revenues of $981.8 million.

For the six months ended June 30, 2007, net income was $143.4 million or $.86 per share, on revenues of $2.25 billion. For the six months ended June 30, 2006, net income was $134.2 million or $.77 per share, on revenues of $1.93 billion.

Harold M. Messmer, Jr., chairman and chief executive officer of Robert Half International, said: “Companywide revenues rose 17 percent from the second quarter of 2006, and income per share increased 12 percent during this same time period.

“Year-over-year and sequential revenue growth rates accelerated in each of our staffing divisions during the quarter, led by our international operations,” Messmer added. “Our permanent placement business, Robert Half Finance & Accounting, continued to perform well, with worldwide revenues increasing 34 percent from the second quarter of 2006.”

Commenting on the company’s Protiviti subsidiary, Messmer said: “Protiviti’s global suite of risk consulting services in areas such as IT applications controls, financial process effectiveness and private equity services, among others, continued to expand.”

Robert Half International management will conduct a conference call today at 5 p.m. EDT following the release. The dial-in number is 1-800-862-9098 (+1-785-424-1051 outside the United States) and the passcode is “Robert Half International.” A taped recording of this call will be available for replay beginning at approximately 8 p.m. EDT today and ending at 8 p.m. EDT on July 31. The dial-in number for the replay is 1-877-856-8966 (+1-402-220-1610 outside the United States). The conference call also will be archived in audio format on the company’s website at www.rhi.com.

Founded in 1948, Robert Half International Inc., the world’s first and largest specialized staffing firm, is a recognized leader in professional consulting and staffing services, and is the parent company of Protiviti® (www.protiviti.com), a leading independent internal audit and risk consulting firm. The company’s specialized staffing divisions include Accountemps®, Robert Half® Finance & Accounting and Robert Half® Management Resources, for temporary, full-time and project professionals, respectively, in the fields of accounting and finance; OfficeTeam®, for highly skilled temporary administrative support personnel; Robert Half® Technology, for information technology professionals; Robert Half® Legal, for legal personnel; and The Creative Group®, for advertising, marketing and web design professionals. The company has staffing and consulting operations in more than 400 locations worldwide.

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Certain information contained in this press release may be deemed forward-looking statements regarding events and financial trends that may affect the company’s future operating results or financial positions. These statements may be identified by words such as “estimate”, “forecast”, “project”, “plan”, “intend”, “believe”, “expect”, “anticipate”, or variations or negatives thereof, or by similar or comparable words or phrases. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the statements.

These risks and uncertainties include, but are not limited to, the following: changes in levels of unemployment and other economic conditions in the United States or foreign countries where the company does business, or in particular regions or industries; reduction in the supply of candidates for temporary employment or the company’s ability to attract candidates; the entry of new competitors into the marketplace or expansion by existing competitors; the ability of the company to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions; the impact of competitive pressures, including any change in the demand for the company’s services, on the company’s ability to maintain its margins; the possibility of the company incurring liability for its activities, including the activities of its temporary employees, or for events impacting its temporary employees on clients’ premises; the possibility that adverse publicity could impact the company’s ability to attract and retain clients and candidates; the success of the company in attracting, training, and retaining qualified management personnel and other staff employees; whether governments will impose additional regulations or licensing requirements on personnel services businesses in particular or on employer/employee relationships in general; whether there will be ongoing demand for Sarbanes-Oxley or other regulatory compliance services; and litigation relating to prior or current transactions or activities, including litigation that may be disclosed from time to time in the company’s SEC filings.

Additionally, with respect to Protiviti, other risks and uncertainties include the fact that future success will depend on its ability to retain employees and attract clients; there can be no assurance that there will be ongoing demand for Sarbanes-Oxley or other regulatory compliance services; failure to produce projected revenues could adversely affect financial results; and there is the possibility of involvement in litigation relating to prior or current transactions or activities.

Because long-term contracts are not a significant part of the company’s business, future results cannot be reliably predicted by considering past trends or extrapolating past results. The company undertakes no obligation to update information contained in this release.

A copy of this release is available at www.rhi.com.

ATTACHED:	Summary of Operations
Supplemental Financial Information

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUMMARY OF OPERATIONS

(in thousands, except per share amounts)

	Quarter Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)

Net service revenues	$1,149,128	$981,825	$2,246,553	$1,925,749
Direct costs of services	656,443	563,823	1,293,139	1,114,543

Gross margin	492,685	418,002	953,414	811,206
Selling, general and administrative expenses	374,636	308,173	723,015	595,655
Amortization of intangible assets	818	228	1,092	374
Interest income	(3,073)	(4,129)	(7,090)	(7,626)

Income before income taxes	120,304	113,730	236,397	222,803
Provision for income taxes	47,578	45,075	92,964	88,645

Net income	$72,726	$68,655	$143,433	$134,158

Diluted net income per share	$.44	$.39	$.86	$.77

Shares:
Basic	160,781	167,799	162,302	167,595
Diluted	164,770	174,096	166,818	174,036

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands)

	Quarter Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
REVENUES:
Accountemps	$431,754	$362,641	$848,047	$718,218
OfficeTeam	215,751	192,694	423,369	378,890
Robert Half Technology	105,219	88,105	204,071	172,735
Robert Half Management Resources	151,117	124,915	296,711	245,281
Robert Half Finance & Accounting	115,023	85,552	213,709	161,036
Protiviti	130,264	127,918	260,646	249,589

Total	$1,149,128	$981,825	$2,246,553	$1,925,749

GROSS MARGIN:
Temporary and consultant staffing	$335,635	$285,878	$656,112	$560,452
Permanent placement staffing	115,023	85,552	213,709	161,036
Risk consulting and internal audit services	42,027	46,572	83,593	89,718

Total	$492,685	$418,002	$953,414	$811,206

OPERATING INCOME:
Temporary and consultant staffing	$90,659	$76,321	$178,456	$153,154
Permanent placement staffing	23,829	20,556	43,941	37,456
Risk consulting and internal audit services	3,561	12,952	8,002	24,941

Total	$118,049	$109,829	$230,399	$215,551

SELECTED CASH FLOW INFORMATION:
Amortization of intangible assets	$818	$228	$1,092	$374
Depreciation expense	$17,331	$14,840	$33,250	$29,801
Capital expenditures	$22,284	$19,202	$46,383	$43,514
Open market repurchases of common stock (shares)	3,627	1,134	5,659	2,359

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands)

	June 30,
	2007	2006
	(Unaudited)
SELECTED BALANCE SHEET INFORMATION:
Cash and cash equivalents	$389,600	$528,457
Accounts receivable, less allowances	$591,573	$509,509
Total assets	$1,497,900	$1,483,129
Current liabilities	$476,333	$407,335
Notes payable and other indebtedness, less current portion	$3,663	$4,206
Total stockholders’ equity	$1,005,563	$1,062,643

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